UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 5, 2018 (June 28, 2018)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Clement May Acquisition

On June 28, 2018, Staffing 360 Solutions, Inc. (the “Company”) and Longbridge Recruitment 360 Limited (“Longbridge”), a wholly-owned subsidiary of the Company, entered into share purchase agreements (each, a “Share Purchase Agreement”) with the individual principal (the “Principal”) of an entity that is the majority holder (the “CML Majority Holder”) and three individual minority holders (the “CML Minority Holders” and collectively with the CML Majority Holder, the “CML Shareholders”) of the share capital of Clement May Limited (“CML”), pursuant to which the CML Shareholders sold all of their shares of CML to Longbridge (the “CML Acquisition”). Consideration paid to the CML Minority Holders was not material. Consideration to the Principal for the acquisition of all the shares in the CML Majority Holder was (i) an aggregate cash payment of £1,550,000 and an aggregate of 15,000 shares of the Company’s common stock, (ii) the assignment of certain outstanding debt owed to the CML Majority Holder to the Principal as set forth in that Share Purchase Agreement, (iii) an earn-out payment of up to £500,000, the amount to be calculated and paid pursuant to that Share Purchase Agreement, and (iv) deferred consideration of £350,000, to be paid on or around December 28, 2018 or December 28, 2019, depending on the satisfaction of certain conditions set forth in that Share Purchase Agreement. The transaction closed simultaneously with the execution of the Share Purchase Agreements.

The foregoing description of the Share Purchase Agreement with the CML Majority Holder does not purport to be complete and is qualified in its entirety by reference to the full text of that Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

HSBC – Agreement for Purchase of Debt with Clement May Limited

On June 28, 2018, the Company’s new subsidiary CML entered into a new agreement for purchase of debt (“APD”) with HSBC Invoice Finance (UK) Limited (“HIF”), joining the Company’s other UK operating subsidiaries, The JM Group (IT Recruitment) Limited, Longbridge Recruitment 360 Limited, and CBS Butler Limited (collectively, with CML, the “Borrowers”) as “Connected Clients” as defined in the APD. The CML APD was drawn down on June 28, 2018.

The new Connected Client APDs carry an aggregate Facility Limit of £20,000,000 across all Borrowers and the CML APD matures on June 28, 2019, unless otherwise accelerated or terminated earlier. The obligations of the Borrowers are secured by a fixed charge and a floating charge on the Borrowers’ respective accounts receivable, and are subject to cross-company guarantees among the Borrowers.

The foregoing description of the Agreement for Purchase of Debt does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

HSBC – Term Loan with Staffing 360 Solutions Limited

On June 26, 2018, the Company’s UK subsidiary, Staffing 360 Solutions Limited (the “S360 Ltd”), entered into a term loan agreement (the “Term Loan”) with HSBC Bank plc (“HSBC”). The Term Loan was drawn down on June 28, 2018 in an original principal amount of £1,550,000. The Term Loan matures on June 28, 2021, unless otherwise accelerated or terminated earlier. The interest rate on the Term Loan is 2.35% over the base rate of 0.5%, which is subject to periodic adjustment, and is payable in monthly installments of principal and interest. The obligations of S360 Ltd under the term Loan are secured by fixed and floating charges in favor of HSBC on all of S360 Ltd and its UK subsidiaries’ assets, undertakings, accounts receivable and certain other assets pursuant to the terms of the Term Loan agreement.

The foregoing description of the Term Loan agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 above with respect to the issuance of an aggregate of 15,000 shares of the Company’s common stock to the Principal is incorporated herein by reference. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

The Company entered into an Employment Agreement with Alicia Barker that appointed her as the Company’s Chief Operating Officer effective July 1, 2018. Ms. Barker will continue as a member of the Company’s board of directors (the “Board”), but effective with her appointment will no longer be a member of any Board committee, nor an independent member of the Board, bringing the number of independent directors to three of five Board members.

Ms. Barker, 48, brings over two decades of extensive human resources expertise to her new role. Since 2016, she has served as Principal of Act II Consulting, which provides human resources consulting and professional coaching services to individuals and corporations. Ms. Barker previously served as Senior Vice President, Human Resources at Barker, a full-service advertising agency where she led talent procurement and executive development. She also served on the executive team as Vice President, Human Resources at Hudson North America, a global talent solutions company, as Vice President, Human Resources, at Grey Group, a global advertising and marketing agency, and before that, as Human Resources Director at Icon/Nicholson, which designs, develops, and produces prepackaged computer software. Over the past several years, Ms. Barker has held positions on not for profit boards in her local community.

Ms. Barker will participate in the Company’s standard executive officer compensation program, pursuant to which she will receive an annual salary of $250,000 and a restricted stock grant of 40,000 shares of the Company’s common stock. Annual adjustments to salary, as well as bonus and additional stock option awards will be granted at the discretion of the Board based on meeting personal and corporate objectives each year. Her annual bonus target will be 50% of annual base salary. The Company also agreed to reimburse Ms. Barker for travel and the reasonable costs and expenses incurred in connection with performing his services for the Company.

Except for the Employment Agreement and her duties as a member of the Board, since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Barker had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Ms. Barker and any other person pursuant to which Ms. Barker was selected as Chief Operating Officer of the Company.

Item 8.01Other Events.

On July 2, 2018, the Company issued a press release announcing the entry by certain of its UK subsidiaries into the Term Loan and the other transactions discussed in this 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated June 28, 2018, by and among Longbridge Recruitment 360 Limited, Staffing 360 Solutions, Inc., and Richard Ward
10.2	Agreement for Purchase of Debt, dated June 28, 2018, between HSBC Invoice Finance (UK) Limited, and Clement May Limited
10.3	Term Loan letter agreement, dated June 26, 2018, between HSBC Bank plc, and Staffing 360 Solutions Limited
99.1	Press release, dated July 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and CEO